SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                   FORM 8-K


                                CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                               January 6, 2004
                ------------------------------------------------
                Date of Report (date of earliest event reported)



                                    GWIN, Inc.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



         Delaware                 000-24520             04-3021777
---------------------------    ---------------   ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


             5092 South Jones Boulevard, Las Vegas, Nevada 89118
           -------------------------------------------------------
           Address of Principal Executive Offices         Zip Code



                                (702) 967-6000
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code



















ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

     (a) On January 6, 2004, Demetrius & Company, L.L.C. resigned as the independent accountants for GWIN, Inc. (the "Registrant"). Also, on January 6, 2004, the Registrant engaged Moore Stephens, P.C. as its independent accountants for the fiscal year ending July 31, 2004.

     (b) Demetrius & Company, L.L.C.'s report on the Registrant's financial statements for the year ended July 31, 2003 contained no adverse opinion or disclaimer of opinion nor was it qualified as to audit scope or accounting principles. However, it did include a paragraph concerning uncertainties relating to the Registrant's ability to continue as a going concern.

     (c) The Registrant's Board of Directors made the decision to engage Moore Stephens, P.C.

     (d) In connection with the prior audit for the year ended July 31, 2003, and from October 30, 2003 to January 6, 2004, there have been no disagreements with Demetrius & Company, L.L.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     (e) The Registrant did not consult with Moore Stephens, P.C. with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Registrant's financial statements.

     (f) The Registrant has requested that Demetrius & Company, L.L.C. review the disclosures contained herein and that firm has been given an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respect in which it does not agree with the statements made by the Registrant herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) EXHIBITS.

         Exhibit 16.     Letter from Demetrius & Company, L.L.C.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     GWIN, INC.



Dated: January 7, 2004              By:/s/ Jeff Johnson
                                        Jeff Johnson, CFO